UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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HAHA Generation Corp.
(Name of Registrant as Specified in Its Charter)

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HAHA Generation Corp.

No. 364 Section 5, Zhongxiao East Road, 6th Floor,

Xinyi District, Taipey City, 11060, Taiwan

Tel: 886-02-8786-0577

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF HAHA GENERATION CORP.

August 22, 2019

Dear HAHA Generation Corp.’s Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share, of HAHA Generation Corp., a Nevada corporation (the “Company” or “we”), as of the close of business on July 24, 2019 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

On September 8, 2017, the Company entered into a Note Conversion Agreement (the “Note Conversion Agreement”) with note holder Shiny City Co., Ltd. (“Shiny City”). On September 21, 2017, the Company entered into an Addendum to the Convertible Promissory Note with Shiny City where it was agreed that the outstanding principal and unpaid accrued interest balance of the Convertible Promissory Note shall convert in whole by Shiny City into equity securities at a conversion price equal to $1.00 per share. On July 24, 2019, the Company entered into an Addendum No. 2 to the Convertible Promissory Note to amend the conversion price from $1.00 to $0.001 per share.

On July 24, 2019, authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”) and by unanimous consent of the Board of Directors, the execution of the Addendum No.2 to the Convertible Promissory Note between the Company and Shiny City was approved.

The outstanding principal and unpaid accrued interest balance of this Note shall convert in whole by the holder Shiny City, into such equity securities at a conversion price equal to $0.001 per share. As of June 30, 2019, the principal was $271,960 and the accrued interest was $4,910.18. Thus, the total amount of the outstanding principal and unpaid accrued interest balance was $276,870.18. The Company agreed to issue 276,870,180 shares of common stock, par value $0.001 per share, of the Company, to Shiny City.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Addendum No.2 to the Convertible Promissory Note, as approved by the Written Consent, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Fang-Ying Liao
Fang-Ying Liao
Chief Executive Officer and Director

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HAHA Generation Corp.

No. 364 Section 5, Zhongxiao East Road, 6th Floor, Xinyi

District, Taipey City, 11060, Taiwan

Tel: 886-02-8786-0577

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU

ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the HAHA Generation Corp.’s (the “Company”) Board of Directors, and by written consent of the holders a majority of the Company’s voting stock of an Addendum No.2 to the Convertible Promissory Note of the Company’s Note Conversion Agreement (the “Note Conversion Agreement”) to convert the outstanding principal and unpaid accrued interest balance of this Note in whole by the holder Shiny City Co., Ltd., into such Equity Securities at a conversion price equal to $0.001 per share. A copy of the Note Conversion Agreement and its two Addendums are attached to this Information Statement as Exhibit A.

What action was taken by written consent?

On July 24, 2019, we obtained consent of the majority stockholders for the approval of the execution of the Addendum No.2 to the Convertible Promissory Note between Haha Generation Corp. and Note Holder Shiny City Co., Ltd. (“Shiny City”). The outstanding principal and unpaid accrued interest balance of this Note shall convert in whole by the holder Shiny City Co., Ltd., into such Equity Securities at a conversion price equal to $0.001 per share. As of June 30, 2019, the total amount of the outstanding principal and unpaid accrued interest balance was $276,870.18. The Company agreed to issue 276,870,180 shares of common stock to Shiny City Co., Ltd.

How many shares of Common Stock were outstanding?

On July 24, 2019, the date we received the consent of the holders of more than a majority of our outstanding shares of common stock, there were 1,498,280 shares of common stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of approximately 62.99% of our outstanding shares of common stock.

Our officers and directors own approximately 10.95% of our outstanding common stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $20,000.

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NOTE CONVERSION AGREEMENT

On September 8, 2017, the Company entered into a Note Conversion Agreement with Shiny City. On September 21, 2017, the Company entered into an Addendum to the Convertible Promissory Note with Shiny City where it was agreed that the outstanding principal and unpaid accrued interest balance of the Note Conversion Agreement shall convert in whole by Shiny City into equity securities at a conversion price equal to $1.00 per share.

On July 24, 2019, our board of directors and the holders of a majority of our outstanding shares of common stock approved that the outstanding principal and unpaid accrued interest balance of the Convertible Promissory Note shall convert in whole by the holder Shiny City Co., Ltd., into equity securities at a conversion price equal to $0.001 per share.

As of June 30, 2019, the principal was $271,960 and the accrued interest was $4,910.18. Thus, the total amount of the outstanding principal and unpaid accrued interest balance was $276,870.18. The Company agreed to issue 276,870,180 shares of common stock to Shiny City Co., Ltd.

A copy of the Note Conversion Agreement, including its two addendums, is attached as Exhibit A hereto.

Upon execution of the Addendum No.2 to the Convertible Promissory Note, the outstanding principal and unpaid accrued interest balance of this Note may be converted in whole or in part by Shiny City into equity securities at a conversion price equal to $0.001 per share. An increase in the number of shares of the Company’s Authorized and Outstanding common stock will occur from 1,498,280 to 278,368,460. As of August 20, 2019, 1,498,280 shares of common stock are issued and outstanding.

Currently, the Company has nominal operation and is considered a “shell company” as defined in Rule 12b-2 of the Exchange Act. Substantially all the working capitals for the Company’s operations are from the Note Conversion Agreement. This transaction is deemed a related party transaction. Hu Wen-Hua Liao, who has sole voting control and dispositive power of Shiny City, is a beneficial shareholder who owns more than 10% of the shares of common stock of the Company. In addition, Ms. Liao is the mother of Fang-Ying Liao, the sole director and officer of the Company.  Upon the issuance of 276,870,180 shares, Shiny City, and/or its designees, will own 99% of the total outstanding stock of the Company.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

As of July 24, 2019, we had 1,498,280 shares of common stock issued and outstanding, which is the only class of voting securities that would be entitled to vote for directors at a stockholders’ meeting if one were to be held. Each share of common stock is entitled to one vote.

The following table sets forth the beneficial ownership of our company’s capital stock as of July 24, 2019, by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by persons listed or contained in filings made by them with the SEC or by information provided by such persons directly to us. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o HAHA Generation Corp.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Director and Executive Officer
Fang-Ying Liao	164,125	10.95%
Directors and Officers as a Group (1 person)	164,125	10.95%
5% or more shareholder
Hsuan-Hsien Liao	244,075	16.29%
Ren-Li Liao	164,950	11.01%
Hu Wen-Hua Liao	165,000	11.01%
Yu-Seng Liao	160,500	10.71%

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Beneficial ownership percentages are calculated based on shares of common stock issued and outstanding and is based on a total of 1,498,280 shares of common stock that were issued and outstanding as of July 24, 2019. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 24, 2019. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

By Order of the Board of Directors

Date: August 22, 2019	By:	/s/ Fang-Ying Liao
Fang-Ying Liao
Chief Executive Officer

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